AMENDED AND RESTATED FUND OF FUNDS WAIVER AGREEMENT - SECURITY INVESTORS, LLC
THIS AGREEMENT, dated as of November 11, 2019, is made and entered into by and between Security Investors, LLC (the “Adviser”) and each of the registered investment companies set forth in Schedule A (each being referred to herein as a “Fund”), as may be amended from time to time. This Agreement shall apply to each investment portfolio of a Fund as set forth in Schedule A (the “Series”).
WHEREAS, the Adviser has been appointed the investment adviser to the Series pursuant to agreements between each Fund and the Adviser (each, an “Advisory Agreement”), under which the Adviser provides certain investment advisory services to each Series and is compensated by each Series in the amount set forth in the Advisory Agreement with respect to the applicable Series (the “Advisory Fee”);
WHEREAS, each Series, consistent with its investment objective and applicable restrictions set forth in the Series’ prospectus and statement of additional information, may invest a portion of its assets in other registered investment companies;
WHEREAS, a Series’ investment in other registered investment companies may include an investment in any other Series and any other investment portfolio for which the Adviser or its affiliates provide investment advisory services (together, the “Underlying Affiliated Series”) pursuant to an agreement between each Underlying Affiliated Series and the Adviser or its affiliate (each, an “Underlying Affiliated Series Advisory Agreement”);
WHEREAS, pursuant to an Underlying Affiliated Series Advisory Agreement, each Underlying Affiliated Series pays to the Adviser or its affiliate an amount set forth in the Underlying Affiliated Series Advisory Agreement for the investment advisory services provided by the Adviser or its affiliate (the “Underlying Affiliated Series Advisory Fee”); and
WHEREAS, each Fund, on its own behalf and on behalf of the Series, and the Adviser desire to enter into the arrangements described herein.
NOW, THEREFORE, it is agreed as follows:
1.    The Adviser agrees to waive the full amount of a Series’ Advisory Fee to the extent necessary to offset the proportionate share of the Underlying Affiliated Series Advisory Fee paid by the Series through its investment in an Underlying Affiliated Series.
2.    Nothing herein shall otherwise affect the terms of any other expense limitation agreements between the Adviser or its affiliates and a Fund. For purposes of calculating the extent of any fee waivers or expense reimbursements under such agreements, the Adviser shall calculate waivers or reimbursements, if any, under any expense limitation agreement(s) prior to waiving a Fund’s Advisory Fee pursuant to this Agreement.
3.    In case a Series has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the

Series in accordance with the terms of the Series’ multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 and in manner consistent with that Rule.
4.    The end of the initial term of this Agreement shall be (i) May 1, 2021 for each Series of Rydex Variable Trust and those Series of Rydex Series Funds with a fiscal year ending on December 31, and (ii) August 1, 2021 for each Series of Rydex Dynamic Funds and those Series of Rydex Series Funds with a fiscal year ending on March 31. This Agreement shall automatically renew for one-year terms, unless the Adviser provides written notice to the Fund of the termination of the Agreement, which notice shall be received by the Fund at least 30 days prior to the end of the then-current term.
5.    This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of a Fund, on behalf of the Series, upon sixty (60) days’ written notice to the Adviser. This Agreement, as it relates to a Series, will terminate automatically if the Advisory Agreement with respect to such Series is terminated, with such termination effective upon the effective date of the Advisory Agreement’s termination.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Rydex Dynamic Funds

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Chief Legal Officer and Vice President

Rydex Series Funds

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Chief Legal Officer and Vice President

Rydex Variable Trust

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Chief Legal Officer and Vice President

Security Investors, LLC

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Senior Vice President and Secretary

AMENDED AND RESTATED FUND OF FUNDS WAIVER AGREEMENT - SECURITY INVESTORS, LLC
SCHEDULE A
Dated November 11, 2019

Registered investment companies to which this Agreement applies and their respective Series:

Rydex Dynamic Funds
S&P 500 2x Strategy Fund
Inverse S&P 500 2x Strategy Fund
Inverse NASDAQ-100 2x Strategy Fund
NASDAQ-100 2x Strategy Fund
Dow 2x Strategy Fund
Inverse Dow 2x Strategy Fund
Russell 2000 2x Strategy Fund
Inverse Russell 2000 2x Strategy Fund
Rydex Series Funds
Banking Fund
Basic Materials Fund
Biotechnology Fund
Commodities Strategy Fund
Consumer Products Fund
Dow Jones Industrial Average Fund
Electronics Fund
Emerging Markets 2x Fund
Emerging Markets Bond Strategy Fund
Energy Fund
Energy Services Fund
Europe 1.25x Strategy Fund
Financial Services Fund
Government Long Bond 1.2x Strategy Fund
Health Care Fund
High Yield Strategy Fund
Internet Fund
Inverse Emerging Markets 2x Strategy Fund
Inverse Government Long Bond Strategy Fund
Inverse High Yield Strategy Fund
Inverse Mid-Cap Strategy Fund
Inverse NASDAQ-100 Strategy Fund

Inverse Russell 2000 Strategy Fund
Inverse S&P 500 Strategy Fund
Japan 2x Strategy Fund
Leisure Fund
Managed Futures Strategy Fund
Mid-Cap 1.5x Strategy Fund
Monthly Rebalance NASDAQ-100 2x Strategy Fund
Multi-Hedge Strategies Fund
NASDAQ-100 Fund
Nova Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Russell 2000 1.5x Strategy Fund
Russell 2000 Fund
S&P 500 Fund
S&P 500 Pure Growth Fund
S&P 500 Pure Value Fund
S&P MidCap 400 Pure Growth Fund
S&P MidCap 400 Pure Value Fund
S&P SmallCap 600 Pure Growth Fund
S&P SmallCap 600 Pure Value Fund
Strengthening Dollar 2x Strategy Fund
Technology Fund
Telecommunications Fund
Transportation Fund
U.S. Government Money Market Fund
Long Short Equity Fund
Utilities Fund
Weakening Dollar 2x Strategy Fund

Rydex Variable Trust
Banking Fund
Basic Materials Fund
Biotechnology Fund
Commodities Strategy Fund
Consumer Products Fund
Dow 2x Strategy Fund
Electronics Fund
Energy Fund

Energy Services Fund
Europe 1.25x Strategy Fund
Financial Services Fund
Global Managed Futures Strategy Fund
Government Long Bond 1.2x Strategy Fund
Health Care Fund
High Yield Strategy Fund
Internet Fund
Inverse Dow 2x Strategy Fund
Inverse Government Long Bond Strategy Fund
Inverse Mid-Cap Strategy Fund
Inverse NASDAQ-100 Fund
Inverse Russell 2000 Strategy Fund
Inverse S&P 500 Strategy Fund
Japan 2x Strategy Fund
Leisure Fund
Long Short Equity Fund
Mid-Cap 1.5x Strategy Fund
Multi-Hedge Strategies Fund
NASDAQ-100 2x Strategy Fund
NASDAQ-100 Fund
Nova Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Russell 2000 1.5x Strategy Fund
Russell 2000 2x Strategy Fund
S&P 500 2x Strategy Fund
S&P 500 Pure Growth Fund
S&P 500 Pure Value Fund
S&P MidCap 400 Pure Growth Fund
S&P MidCap 400 Pure Value Fund
S&P SmallCap 600 Pure Growth Fund
S&P SmallCap 600 Pure Value Fund
Strengthening Dollar 2x Strategy Fund
Technology Fund
Telecommunications Fund
Transportation Fund
U.S. Government Money Market Fund
Utilities Fund
Weakening Dollar 2x Strategy Fund